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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-103581, 333-111860, and 333-125215) of Cascade Corporation of our report dated April 4, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Portland, Oregon
April 4, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM